Exhibit 10.40

TERM NOTE

[AMOUNT]	Dated: [*]

(Effective Date)

1. PROMISE TO PAY. (a) On or before the earlier of (i) 30 days after Borrower has become a listed issuer on NASDAQ or (ii) [*], 2024 (the “Maturity Date’), the undersigned, JP OUTFITTERS, INC., a Delaware corporation fka JP Outfitters, LLC (“Borrower”), for value received, hereby promises to pay to the order of [*], (together with its successors and assigns, the “Lender”), the sum of [*] and 00/100 Dollars ($[*]) (the “Borrowing”), plus interest, if any, as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time.

(b) This Note is subject to the terms and conditions set forth in the Loan Agreement of even date between Borrower and Lender (as amended form time to time, the “Loan Agreement”). The representations, warranties and covenants contained in the Loan Agreement are incorporated herein by reference and made a part hereof. Capitalized terms used herein which are not otherwise defined in this Note shall have the meaning set forth for them in the Loan Agreement.

(c) The principal sum outstanding shall bear interest at a floating rate equal to 0.0% per annum.

(d) Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

2. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes.

3. EVENTS OF DEFAULT. Upon the occurrence of any Event of Default under the Loan Agreement, Lender may, at its option, without any demand or notice whatsoever, declare this Note to be fully due and payable in its aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto.

4. REMEDIES. Lender may at its option at any time, without notice, proceed to enforce and protect its rights hereunder by an action at law or in equity or by any other appropriate proceedings; provided that this Note shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Borrower shall pay all costs of collection incurred by Lender, including its reasonable attorney’s fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment. Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

5. LATE PAYMENTS DEFAULT RATE FEES. If any payment is not paid when due (whether by acceleration or otherwise including maturity) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee of 10% of the payment amount, with a minimum fee of $25.00. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

6. PREPAYMENT. Borrower may prepay any portion of this Note, which prepaid amount shall be applied to the amounts due in reverse order of their due dates.

7. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

8. SEVERABILITY; TIME. The declaration of invalidity of any provision of this Note shall net affect any part of the remainder of the provisions. Time is of the essence for all of the Borrower’s obligations hereunder.

9. ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described to this Note without notice to, or prior consent from, the Borrower.

10. MODIFICATION: WAIVER OF LENDER. The modification or waiver of any of Borrowers obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor or (ii) any of its rights against any co-borrower, guarantor or endorser.

11. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all surety ship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3- 605 (1) of the UCC.

12. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Borrower is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth for Borrower in the Loan Agreement.

13. JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BORROWER:

JP OUTFITTERS, INC., a Delaware corporation fka JP Outfitters, LLC

By:	/s/Arnold Cohen
Name:	Arnold Cohen
Title:	Director

AND

By:	/s/ Michael Choi
Name:	Michael Choi
Title:	Director

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